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                                                                    Exhibit 23.2



             Independent Registered Public Accounting Firm's Consent
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The Board of Directors
Platinum Underwriters Holdings, Ltd.:

We consent to the incorporation by reference in the registration statements (No. 333-104257) on Form S-8 and (No. 333-113823) on Form S-3 of Platinum Underwriters Holdings, Ltd. ("Platinum") of our report dated March 21, 2003, relating to the combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) for the period from January 1, 2002 through November 1, 2002, which report appears in the December 31, 2004, annual report on Form 10-K of Platinum. Our report contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor's or The St. Paul Companies, Inc.'s results of operations or cash flows.


/s/ KPMG LLP
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Minneapolis, Minnesota
March 16, 2005